Consent of Independent Certified Public Accountants

The Holt Group, Inc.
Gloucester City, New Jersey


We hereby consent to the use in this Amendment No. 1 to Form S-4 Registration Statement of our reports dated April 24, 1998, relating to the consolidated financial statements of The Holt Group, Inc. and subsidiaries and the consolidated financial statements of NPR Holding Corporation and subsidiaries which are contained in the Registration Statement.


We also consent to all references to us contained in the Registration
Statement.



                                        BDO SEIDMAN, LLP

Philadelphia, Pennsylvania
October 28, 1998